EXHIBIT 4(j)

NUMBER	SHARES
SPECIMEN	SPECIMEN
CUSIP 448407106
HUTCHINSON TECHNOLOGY INCORPORATED
INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA
See reverse for certain definitions

THIS CERTIFIES THAT	SPECIMEN

is the owner of
FULLY PAID AND NONASSESSABLE COMMON SHARES, OF THE PAR VALUE OF $0.01 PER SHARE, OF
HUTCHINSON TECHNOLOGY INCORPORATED
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar.
     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed with the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.
Dated:

/s/ John A. Ingleman	SEAL	/s/ Wayne M. Fortun
Secretary		Chief Executive Officer
COUNTERSIGNED AND REGISTERED:
   WELLS FARGO BANK, N.A.
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Hutchinson Technology Incorporated (the “Company”) and Wells Fargo Bank Minnesota, N.A., dated as of July 19, 2000 (the “Rights Agreement”), the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor from such holder. Under certain circumstances, as set forth in the Rights Agreement, Rights that are or were beneficially owned by an Acquiring Person or any Associate or Affiliate thereof (as those terms are defined in the Rights Agreement) may become void.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -	Custodian

			(Cust)	(Minor)

TEN ENT	-as tenants by the entireties		under Uniform Gifts to Minors

JT TEN	-as joint tenants with right of survivorship and not as tenants in common	Act

(State)
Additional abbreviations may also be used though not in the above list.
          For value received,                     hereby sell, assign and transfer unto
     PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE.

Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                      Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
SIGNATURE GUARANTEED